Exhibit 99.1

SILVERCREST ASSET MANAGEMENT GROUP INC. REPORTS Q2 2013 RESULTS

New York, NY – August 13, 2013 – Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of Silvercrest L.P., of which the Company is general partner, for the quarter ended June 30, 2013.

BUSINESS UPDATE

We are very pleased to be reporting our first quarterly earnings as a public company. It was a good quarter for Silvercrest. Substantial year-over-year increases were recorded in Assets Under Management (“AUM”), revenue, EBITDA and net income compared to the same periods in 2012. In particular, we are pleased to see our EBITDA margin above 30% for the quarter and for the six months ending June 30, 2013.

SECOND QUARTER 2013 HIGHLIGHTS

•	AUM of $13.9 billion at June 30, 2013

•	Revenue of $14.5 million

•	U.S. Generally Accepted Accounting Principles (“GAAP”) net income of $5.5 million

•	Pro Forma basic and diluted net income per unit of $0.32 and $0.31, respectively

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $4.4 million

•	Adjusted net income[1] of $2.1 million

•	Adjusted basic and diluted earnings per share[1] of $0.18

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS EXCEPT AS INDICATED)	2013	2012	2013	2012

Revenue	$14,472	$12,907	$28,157	$24,787
Income before other income (expense), net	$5,825	$5,432	$11,598	$9,979
Net income	$5,467	$5,114	$10,929	$9,404
Adjusted EBITDA[1]	$4,393	$3,329	$8,530	$6,776
Adjusted EBITDA margin[1]	30.4%	25.8%	30.3%	27.3%
Adjusted net income[1]	$2,060	NA	$3,889	NA
Adjusted basic earnings per share[1]	$0.18	NA	$0.35	NA
Adjusted diluted earnings per share[1]	$0.18	NA	$0.33	NA
Assets under management at period end (billions)	$13.9	$10.7	$13.9	$10.7
Average assets under management (billions)[2]	$13.8	$10.9	$12.6	$10.4

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019  •  (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM INCREASED TO $13.9 BILLION

Silvercrest’s AUM increased by $0.3 billion, or 2.2%, to $13.9 billion at June 30, 2013 from $13.6 billion at March 31, 2013. The increase was attributable to $0.4 billion in market appreciation, partially offset by net client outflows of $0.1 billion, primarily due to tax payments.

Silvercrest’s AUM increased by $3.2 billion, or 29.9%, to $13.9 billion at June 30, 2013 from $10.7 billion at June 30, 2012. The increase was attributable to $1.9 billion of net client inflows, related primarily to the Ten-Sixty Asset Management, LLC (“Ten-Sixty”) acquisition, and $1.3 billion in market appreciation.

SECOND QUARTER 2013 VS. SECOND QUARTER 2012

Revenue increased by $1.6 million, or 12.1%, to $14.5 million for the three months ended June 30, 2013, from $12.9 million for the three months ended June 30, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $1.2 million, or 15.7%, to $8.7 million for the three months ended June 30, 2013 from $7.5 million for the three months ended June 30, 2012. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $1.1 million and $0.1 million, respectively. The increase in compensation and benefits expense was primarily attributable to special non-principal bonuses of $0.8 million that were paid in July 2012 upon consummation of Silvercrest’s initial public offering, and an increase in salaries and benefits expense of $0.2 million and $0.1 million, respectively, as a result of both merit increases and increased headcount. The increase in general and administrative expenses was primarily due to an increase in occupancy expense of $0.7 million because in 2012, after reoccupying space at the Company’s headquarters, it reversed a lease abandonment liability that was originally recorded in 2009. This had the effect of reducing occupancy expense in 2012. The occupancy expense increase in 2013 was partially offset by a reduction in professional fees of $0.5 million as a result of incurring fees for services rendered in the prior year in connection with a planned initial public offering that was withdrawn in November 2012.

The results for the three months ended June 30, 2013 are those of the Company’s accounting predecessor, Silvercrest L.P., and as a result, do not take into consideration changes related to the Company’s initial public offering3. Net income was $5.5 million, or $0.32 and $0.31 per basic and diluted unit, on a pro forma basis, respectively, for the three months ended June 30, 2013. The Company’s Adjusted Net Income1 was $2.1 million, or $0.18 per adjusted basic and diluted share4 for the three months ended June 30, 2013.

Adjusted EBITDA1 was $4.4 million or 30.4% of revenue for the three months ended June 30, 2013 as compared to $3.3 million or 25.8% of revenue for the same period in the prior year.

SIX MONTHS ENDED JUNE 30, 2013 VS. SIX MONTHS ENDED JUNE 30, 2012

Revenue increased by $3.4 million, or 13.6%, to $28.2 million for the six months ended June 30, 2013, from $24.8 million for the six months ended June 30, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $1.8 million, or 11.8%, to $16.6 million for the six months ended June 30, 2013 from $14.8 million for the six months ended June 30, 2012. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $1.5 million and $0.3 million, respectively. The increase in compensation and benefits expense was primarily attributable to special non-principal bonuses of $0.8 million that were paid in July 2012 upon completion of Silvercrest’s initial public offering, an increase in salaries and benefits expense of $0.3 million and $0.1 million, respectively, as a result of both merit increases and increased headcount, and increased equity-based compensation expense of $0.3 million, primarily due to an increase in the fair value of the Company’s previously issued deferred equity units. The increase in general and administrative expenses was primarily due to an increase in occupancy expense of $0.7 million because in 2012, after reoccupying space at the Company’s headquarters, it reversed a lease abandonment liability that was originally recorded in 2009. This had the effect of reducing occupancy expense in 2012. The occupancy expense increase was partially offset by a reduction in professional fees of $0.4 million as a result of incurring fees for services rendered in the prior year in connection with a planned initial public offering that was withdrawn in 2012. Furthermore, the Company’s sub-advisory fees decreased by $0.1 million as a result of the Ten-Sixty acquisition.

The results for the six months ended June 30, 2013 are those of the Company’s accounting predecessor, Silvercrest L.P., and as a result, do not take into consideration changes related to the Company’s initial public offering3. Net income was $10.9 million, or $0.65 and $0.64 per basic and diluted unit, on a pro forma basis, respectively, for the six months ended June 30, 2013.

Silvercrest’s Adjusted Net Income1 was $3.9 million, or $0.35 and $0.33 per adjusted basic and diluted share4, respectively, for the six months ended June 30, 2013.

Adjusted EBITDA1 was $8.5 million or 30.3% of revenue for the six months ended June 30, 2013 as compared to $6.8 million or 27.3% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	The Company has computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

The Company became the general partner of Silvercrest L.P. on June 26, 2013, but net income of Silvercrest L.P. will be allocated to the Company effective July 2013 as allocable net income prior to July 2013 was de minimus. Accordingly, the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2013 do not present separate earnings attributable to the Class A stockholders.

[4]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2013 are based on the number of weighted average shares of Class A common stock and Class B common stock outstanding as of June 30, 2013.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents were $12.7 million at June 30, 2013, compared to $13.4 million at December 31, 2012. Silvercrest L.P. had notes payable of $9.6 million at June 30, 2013 and $3.3 million at December 31, 2012. In June 2013, Silvercrest L.P. entered into a $15.0 million credit facility with City National Bank and drew $7.0 million from its revolving credit facility to partially fund a $10.0 million distribution that was paid out in July 2013 to the existing limited partners of Silvercrest L.P. prior to the closing of Silvercrest’s initial public offering (as explained below). In July 2013, Silvercrest completed its initial public offering of 4,790,684 of its Class A common shares at $11.00 per share (the “IPO”). Silvercrest’s stock began trading on June 27, 2013 on NASDAQ under the symbol “SAMG”. The net proceeds from the IPO, which were received on July 2, 2013, were $48.2 million. In connection with the IPO, the Company used a portion of the net proceeds to purchase 3,540,684 Class B units from partners of Silvercrest L.P. for $35.4 million. The amounts due to Silvercrest L.P. partners were paid out on July 2, 2013.

As a result of the Company’s IPO-related reorganization, total stockholders’ equity was $26.1 million at June 30, 2013. The Company had 4,790,694 million shares of Class A common stock outstanding and 6,459,316 million shares of Class B common stock outstanding at June 30, 2013.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze the Company’s operations between periods and over time. Investors should consider the Company’s non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

CONFERENCE CALL

The Company will host a conference call on August 14, 2013, at 8:30am (Eastern Time) to discuss these results. Hosting the call will be G. Moffett Cochran, Chief Executive Officer, Richard R. Hough III, President and Chief Operating Officer and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-877-331-7677 and providing the operator with the reference “Silvercrest Investor Call”. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and Silvercrest’s future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in the Company’s prospectus dated June 26, 2013, filed with the Securities and Exchange Commission in accordance with Rule 424(b) and the Securities Act of 1933, as amended. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

ABOUT SILVERCREST

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Charlottesville and Los Angeles, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0727

rhough@silvercrestgroup.com

EXHIBIT 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)
Revenue
Management and advisory fees	$13,272	$11,646	$25,729	$22,327
Performance fees and allocations	—	16	3	16
Family office services	1,200	1,245	2,425	2,444

Total revenue	14,472	12,907	28,157	24,787

Expenses
Compensation and benefits	5,925	4,832	11,125	9,600
General and administrative	2,722	2,643	5,434	5,208

Total expenses	8,647	7,475	16,559	14,808

Income before other income (expense), net	5,825	5,432	11,598	9,979
Other income (expense), net
Other income (expense), net	29	29	57	61
Interest income	22	40	49	86
Interest expense	(71)	(141)	(108)	(206)

Total other income (expense), net	(20)	(72)	(2)	(59)

Income before provision for income taxes	5,805	5,360	11,596	9,920
Provision for income taxes	(338)	(246)	(667)	(516)

Net income	$5,467	$5,114	$10,929	$9,404

Pro Forma consolidated statements of operations information (unaudited)

Income before provision for income taxes	5,805		11,596
Pro forma provision for income taxes (40% assumed tax rate)	(2,322)		(4,638)

Pro forma net income	$3,483		$6,958

Net income per unit:
Basic	$0.32		$0.65

Diluted	$0.31		$0.64

Weighted average units outstanding:
Basic	10,909,091		10,697,653

Diluted	11,146,180		10,934,742

EXHIBIT 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Net income	$5,467	$5,115	$10,929	$9,404
Provision for income taxes	338	246	667	516
Interest expense	71	142	108	206
Interest income	(22)	(41)	(49)	(86)
Partner/member incentive allocations(A)	(3,120)	(2,421)	(6,000)	(4,448)
Depreciation and amortization	503	480	954	955
Equity-based compensation	408	375	1,036	806
Other adjustments(B)	748	(567)	885	(577)

Adjusted EBITDA	$4,393	$3,329	$8,530	$6,776

Adjusted EBITDA Margin	30.4%	25.8%	30.3%	27.3%

(A)   Partner/member incentive allocations have historically been treated as distributions of net income and recorded when paid. Upon the completion of Silvercrest’s reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its statement of operations. Accordingly, this will have the effect of increasing compensation expense relative to the amounts that have been recorded historically in the Company’s financial statements.

(B)   Other adjustments consist of the following:

Loss on sub-lease(a)	$(21)	$(21)	$(42)	$(42)
Lease abandonment (reversal)/charge(b)	—	(662)	—	(662)
Fund redemption costs(c)	—	—	—	9
IPO professional fees(d)	(28)	101	(20)	103
IPO-related non-principal bonuses	754	—	754	—
Acquisition costs(e)	23	15	74	15
Other(f)	20	—	119	—

Total other adjustments	$748	$(567)	$885	$(577)

(a)	Reflects the subsequent amortization and an initial charge taken for the difference, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that the Company signed in 2011 with a sub-tenant for its headquarters in New York.
(b)	Reflects a charge and subsequent reversal for the remaining rent expense on a portion of the Company’s unutilized space at its headquarters that the Company abandoned in 2009 and reoccupied in May 2012. A portion of this space is subleased through September 29, 2017.
(c)	Includes the costs associated with the reimbursement to one of the Company’s funds for the difference between the value of certain investor redemptions and the actual proceeds of the underlying securities in 2012 and 2011.
(d)	Represents partial reversal of previously accrued IPO professional fees related to Silvercrest’s withdrawn initial public offering in November 2012.
(e)	Reflects the legal and accounting fees associated with the closing of the Ten-Sixty acquisition in 2013 and the MW Commodity Advisors, LLC (“Commodity Advisors”) acquisition in 2012. Also reflects transition expenses related to integrating the Ten-Sixty acquisition in 2013, and expenses related to relocating Milbank Winthrop & Co. personnel and operations to the Company’s headquarters that were incurred during the year ended December 31, 2012.
(f)	Represents the accrual of Quarterly Income Payments, as defined in the Commodity Advisors purchase agreement, related to the Commodity Advisors acquisition.

EXHIBIT 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)

Adjusted Net Income and Adjusted Earnings Per Share Measures

(Unaudited and in thousands, except per share

amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Net income	$5,467	$5,115	$10,929	$9,404
GAAP Provision for income taxes	338	246	667	516
Partner/member incentive allocations (See A in Exhibit 3)	(3,120)	(2,421)	(6,000)	(4,448)
Other adjustments (See B in Exhibit 2)	748	(567)	885	(577)

Adjusted income before provision for income taxes	$3,433	$2,373	$6,481	$4,895

Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,373)		(2,592)

Adjusted net income	$2,060		$3,889

Adjusted earnings per share:
Basic	$0.18		$0.35

Diluted	$0.18		$0.33

Shares outstanding at the time of Silvercrest’s initial public offering:

Basic Class A shares outstanding	4,791		4,791
Basic Class B shares outstanding	6,459		6,459

Total basic shares outstanding at the time of Silvercrest’s initial public offering	11,250		11,250

Diluted Class A shares outstanding	4,791		4,791
Diluted Class B shares outstanding(C)	6,888		6,888

Total diluted shares outstanding at the time of Silvercrest’s initial public offering	11,679		11,679

(C)	Includes 191,828 unvested deferred equity units. Also, 237,089 performance units which are conditionally issuable units that would be issuable if June 30, 2013 was the end of the contingency period are included.

EXHIBIT 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)

	June 30, 2013	December 31, 2012 (Predecessor)
Assets
Cash and cash equivalents	$12,699	$13,443
Restricted certificates of deposit and escrow	1,191	1,020
Investments	84	1,980
Receivables, net	3,201	3,675
Due from Silvercrest Funds	1,018	1,622
Furniture, equipment and leasehold improvements, net	1,925	2,061
Goodwill	18,236	15,891
Intangible assets, net	13,356	12,363
Deferred tax asset – tax receivable agreement	12,396	—
Receivable for IPO proceeds	49,310	—
Prepaid expenses and other assets	914	399

Total assets	$114,330	$52,454

Liabilities, Redeemable Partners’ Capital and Stockholders’ Equity/Partners’ Deficit
Accounts payable and accrued expenses	$13,602	$4,513
Accrued compensation	8,259	3,656
Due to limited partners for purchase of Class B units	35,365	—
Notes payable	9,606	3,315
Borrowings under revolving credit facility	7,000	—
Deferred rent	2,005	2,268
Deferred tax and other liabilities	4,200	565

Total liabilities	80,037	14,317

Redeemable partners’ capital	—	102,017
Notes receivable from partners	—	(3,410)

Total redeemable partners’ capital	—	98,607

Commitments and Contingencies
Stockholders’ Equity/Partners’ Capital
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 4,790,694 issued and outstanding	48	—
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 6,459,316 issued and outstanding	65	—
Additional Paid-In Capital	25,981	—
Partners’ capital	—	47,904
Excess of liabilities, redeemable partners’ capital and partners’ capital over assets	—	(108,374)

Total stockholders’ equity/partners’ deficit	26,094	(60,470)
Non-controlling interests	8,199	—

Total stockholders’ equity/partners’ deficit	34,293	(60,470)

Total liabilities, redeemable partners’ capital and stockholders’ equity/partners’ deficit	$114,330	$52,454

EXHIBIT 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and

in billions)

	Three Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$13.6	$11.1	22.5%
Gross client inflows	0.5	1.6	-68.8%
Gross client outflows	(0.6)	(1.6)	-62.5%
Market appreciation (depreciation)	0.4	(0.4)	-200.0%

Ending assets under management	$13.9	$10.7	29.9%

	Six Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$11.2	$10.1	10.9%
Gross client inflows	4.2	3.3	27.3%
Gross client outflows	(2.5)	(3.0)	-16.7%
Market appreciation	1.0	0.3	233.3%

Ending assets under management	$13.9	$10.7	29.9%

EXHIBIT 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and

in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$8.6	$7.7	11.7%
Gross client inflows	0.4	1.4	-71.4%
Gross client outflows	(0.5)	(1.4)	-64.3%
Market appreciation (depreciation)	0.1	(0.1)	-200.0%

Ending assets under management	$8.6	$7.6	13.2%

	Six Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$8.0	$7.0	14.3%
Gross client inflows	2.1	3.0	-30.0%
Gross client outflows	(2.1)	(2.7)	-22.2%
Market appreciation	0.6	0.3	100.0%

Ending assets under management	$8.6	$7.6	13.2%

EXHIBIT 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and

in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$5.0	$3.3	51.5%
Gross client inflows	0.1	0.2	-50.0%
Gross client outflows	(0.1)	(0.2)	-50.0%
Market appreciation (depreciation)	0.3	(0.3)	-220.0%

Ending assets under management	$5.3	$3.1	73.8%

	Six Months Ended June 30,		% Change From June 30,
	2013	2012	2012

Beginning assets under management	$3.1	$3.1	0.0%
Gross client inflows	2.1	0.3	600.0%
Gross client outflows	(0.3)	(0.3)	0.0%
Market appreciation	0.4	—

Ending assets under management	$5.3	$3.1	71.0%

EXHIBIT 8

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2013

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE

AS OF 06/30/13

		ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION

Large Cap Value Composite	4/1/02	24.2	17.1	7.3	6.5	7.1
Russell 1000 Value Index		25.3	18.5	6.7	4.6	6.0

Small Cap Value Composite	4/1/02	23.4	20.8	13.7	11.2	10.8
Russell 2000 Value Index		24.8	17.3	8.6	4.6	7.7

Smid Cap Value Composite	10/1/05	25.0	19.1	8.7	8.6	8.7
Russell 2500 Value Index		26.9	18.9	9.4	5.8	6.4

Multi Cap Value Composite	7/1/02	24.3	18.9	9.9	8.2	8.4
Russell 3000 Value Index		25.3	18.4	6.8	4.6	7.0

Equity Income Composite	12/1/03	22.1	19.6	10.7	9.4	11.1
Russell 3000 Value Index		25.3	18.4	6.8	4.6	7.1

Focused Value Composite	9/1/04	22.1	16.8	10.4	8.7	9.7
Russell 3000 Value Index		25.3	18.4	6.8	4.6	6.6

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the AIMR Performance Presentation Standards (AIMR-PPS®), the U.S. and Canadian version of GIPS®. AIMR has not been involved with or reviewed SAMG LLC’s claim of compliance.

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

EXHIBIT 9

Silvercrest Asset Management Group Inc.

Fixed Income Investment Strategy Composite Performance1

As of June 30, 2013

(Unaudited)

MODEL PORTFOLIO PERFORMANCE

AS OF 6/30/2013

		ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION

Income Portfolio	5/1/03	10.0	7.7	5.1	5.6	6.3
U.S. Stock/Bond Mix (50/50)[2]		10.0	11.0	6.1	5.6	6.2

Balanced Portfolio	5/1/03	12.7	10.0	5.4	5.8	7.3
U.S. Stock/Bond Mix (60/40)[2]		12.1	12.5	6.3	5.6	6.6

Growth Portfolio	5/1/03	17.3	13.8	5.9	5.6	8.2
U.S. Stock/Bond Mix (90/10)[2]		18.5	17.0	6.8	5.7	7.5

Barclays Aggregate[3]		(0.7)	3.5	5.2	5.6	4.6
S&P 500[3]		20.6	18.5	7.0	5.7	7.9

[1]

Returns are based upon a time weighted rate of return of various fully discretionary fixed income portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the AIMR Performance Presentation Standards (AIMR-PPS®), the U.S. and Canadian version of GIPS®. AIMR has not been involved with or reviewed SAMG LLC’s claim of compliance.

[2]	The equity benchmark is the S&P 500 Index and the fixed income benchmark is the Barclays Aggregate Bond Index.

[3]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Aggregate Bond Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity Market.